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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sanmina-SCI Corporation:

We consent to the incorporation by reference in this registration statement on Form S-4 of Sanmina-SCI Corporation of our report dated December 23, 2004, with respect to the consolidated balance sheets of Sanmina-SCI Corporation and subsidiaries as of October 2, 2004 and September 27, 2003, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended October 2, 2004, and the related financial statement schedule, which appears in the October 2, 2004 annual report on Form 10-K of Sanmina-SCI Corporation, and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report, dated December 23, 2004, contains an explanatory paragraph stating that effective as of September 30, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

/s/ KPMG LLP

Mountain View, California
April 28, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM